THARIMMUNE, INC.
34 SHREWSBURY AVE., SUITE 1C
RED BANK, NJ 07701

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/THAR2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82392-Z91806 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THARIMMUNE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Jill E. Sommers
02) William Wiley

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve the issuance of shares of our common stock upon the exercise of the Strategic Advisor Warrants;	☐	☐	☐
3. To approve the issuance of shares of our common stock upon the exercise of the Cryptocurrency Pre-Funded Warrants issued in connection with our acceptance of Canton Coin cryptocurrency as consideration in our private placement offering;	☐	☐	☐
4. To approve the issuance of restricted stock units and shares of our common stock upon settlement of such restricted stock units issued to our placement agent in connection with our private placement offering;	☐	☐	☐
5. To approve an amendment to our Amended and Restated 2023 Omnibus Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 7,000,000 shares; and	☐	☐	☐
6. To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposals 1, 2, 3, 4 or 5.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The [TBD] is/are available at www.proxyvote.com.

V82393-Z91806

THARIMMUNE, INC.
Special Meeting of Shareholders
January 30, 2026 10:00 AM EST
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Mark Wendland and Jacob Asbury, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Tharimmune, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM EST, on January 30, 2026, virtually at www.virtualshareholdermeeting.com/THAR2026SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

Continued and to be signed on reverse side